Exhibit 99.1

News Release

Media Contact:	Kimberly Kuo Senior Vice President of Public Affairs, Communications and Communities 704-557-4584
Investor Contact:	Clifford M. Deal, III Senior Vice President and Chief Financial Officer 704-557-4633

FOR IMMEDIATE RELEASE	Symbol: COKE
June 15, 2016	Quoted: The NASDAQ Stock Market (Global Select Market)

Coca-Cola Bottling Co. Consolidated Signs Letters of Intent to

Exchange Distribution Territories and Manufacturing Facilities and Expand

Distribution Territory

•	Exchange of distribution territory in southern parts of Alabama, Georgia and Mississippi and manufacturing facility in Mobile, Alabama for distribution territory in Arkansas, Tennessee and northwestern Mississippi and manufacturing facilities in Memphis, Tennessee and West Memphis, Arkansas
•	Acquisition of distribution territory in Louisa, Kentucky and southwestern West Virginia
•	Exchange of distribution territory in Florence, Alabama, south central Tennessee and Panama City, Florida for distribution territory in Spartanburg and Bluffton, South Carolina

CHARLOTTE, NC—Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) (the “Company”) today announced that it has signed a non-binding letter of intent with The Coca-Cola Company to exchange the Company’s distribution territory in the southern parts of Alabama, Georgia and Mississippi and its manufacturing facility in Mobile, Alabama for distribution territory currently served by Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, in parts of Arkansas, Tennessee and northwestern Mississippi and two manufacturing facilities currently owned by CCR in Memphis, Tennessee and West Memphis, Arkansas, and to acquire additional distribution territory in Louisa, Kentucky and southwestern West Virginia. The transactions proposed in the letter of intent would provide exclusive distribution rights for the Company in territory that includes the following major markets: Little Rock, West Memphis and southern Arkansas; Memphis, Tennessee; and Louisa, Kentucky. The Company would relinquish distribution rights in territory that includes Mobile, Leroy and Robertsdale, Alabama; Columbus, Sylvester and Bainbridge, Georgia; and Laurel and Ocean Springs, Mississippi.

The Company also announced today that it has signed a non-binding letter of intent with Coca-Cola Bottling Company United, Inc. (“United”) to exchange the Company’s distribution territory in Florence, Alabama, south central Tennessee and Panama City, Florida for distribution territory currently served by United in Spartanburg and Bluffton, South Carolina.

The Company has recently expanded its distribution territory in parts of Tennessee, Kentucky, Indiana, Virginia, Delaware, Maryland and the District of Columbia. The Company is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the proposed territory expansion described in the previously announced letters of intent from May 2015 and February 2016, including distribution territories in parts of Ohio, Indiana, Illinois, Kentucky and West Virginia.

The Company also has recently completed the acquisition of manufacturing facilities in Sandston, Virginia and Silver Spring and Baltimore, Maryland. The Company is continuing to work towards a definitive agreement with The Coca-Cola Company for the remainder of the manufacturing facility acquisitions described in previously announced letters of intent from September 2015 and February 2016, including manufacturing facilities located in Indianapolis and Portland, Indiana and Cincinnati and Twinsburg, Ohio.

The transactions proposed in the letters of intent are subject to the parties reaching definitive agreements, with all transaction closings expected to have occurred by the end of 2017. There is no assurance, however, that any definitive agreements will be reached or that the closings of the transactions contemplated by the letters of intent will occur. The Company will file a report on Form 8-K with the Securities and Exchange Commission with additional information regarding the proposed territory and manufacturing transactions and certain other matters addressed in the June 2016 letters of intent that will be available on the Commission’s website at http://www.sec.gov and on the Company’s website at http://www.cokeconsolidated.com.

Headquartered in Charlotte, North Carolina, Coca-Cola Bottling Co. Consolidated is the nation’s largest independent Coca-Cola bottler.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for completing the proposed territory expansions and manufacturing facility acquisitions. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements include, among others, statements regarding the time frame for completing the proposed territory expansions and manufacturing facility acquisitions and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Among the events or uncertainties which could adversely affect future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure or capital investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition-related contingent consideration liability; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended January 3, 2016 under Part I, Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—